UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    February 19, 2019

AquaVenture Holdings Limited
(Exact name of registrant as specified in Charter)

British Virgin Islands	001-37903	98-1312953
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification No.)

c/o Conyers Corporate Services (B.V.I.) Limited Commerce House, Wickhams Cay 1 P.O. Box 3140 Road Town British Virgin Islands VG1110 (Address of principal executive office)

(813) 855-8636 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2019,  Brian O’Neill tendered his resignation from his position on the Board of Directors (the “Board”) of AquaVenture Holdings Limited (the “Company”) effective immediately. Mr. O’Neill’s decision did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On February 22, 2019, the Company appointed Debra G. Coy to the Board effective immediately. Ms. Coy will replace Mr. O’Neill, serving the remainder of his term as a Class I director prior to standing for reelection at the Company’s Annual Meeting of Shareholders in 2020. In addition to being appointed as a director, Ms. Coy will also serve on the Board’s Audit Committee.

Ms. Coy has served as a partner with XPV Water Partners (“XPV”), the largest water-focused growth equity fund in North America, since 2015 and as an advisor to XPV from 2010 to 2015. From 2010 until 2015,  she also served as a principal of Svanda & Coy Consulting, providing strategic capital markets advisory services for water sector investors, corporations and municipal utilities. Before 2010, she led coverage of the global water sector as managing director of the capital markets group at Janney Montgomery Scott and held senior equity research positions at the Stanford Washington Research Group, Schwab Capital Markets, HSBC Securities and National Westminster Bank. In addition, Ms. Coy has served on the board of directors of Global Water Resources, Inc. (NASDAQ: GWRS) since May 2018 and Willdan Group, Inc. (NASDAQ: WLDN) since March 2018. From 2013 until 2016, Ms. Coy served as a  non-executive director for Headworks International, Inc., a wastewater treatment technology firm.  Ms. Coy has also served as co-chair of the Water Environment Federation’s Global Water Strategies Council.  She received a B.A. in English and Journalism from Southern Advent University in Tennessee and an M.A. in Journalism from the University of Maryland.

Ms. Coy will participate in the standard director compensation arrangements applicable to the Company’s non-employee directors as described in the Proxy Statement filed with the U.S. Securities and Exchange Commission on April 27, 2018. Other than the compensation to be received for services as a non-employee director, no arrangement or understanding exists between Ms. Coy and any other persons, pursuant to which she was appointed as a director of the Company. In addition, there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Ms. Coy has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2019	AquaVenture Holdings Limited

	By:	/S/ Lee S. Muller
Lee S. Muller
Chief Financial Officer

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